Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Canadian Pacific Railway Limited and Canadian Pacific Railway Company of our report dated February 3, 2023 relating to the Kansas City Southern financial statements and the effectiveness of internal control over financial reporting, which appears in Exhibit 99.1 in Canadian Pacific Railway Limited’s Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
March 20, 2023

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